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                    DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



Collection Period: December 1998
Distribution Date: 1/20/99


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                      Per $1,000 of Original
                                                                                                            Class A/Class B
                                                                                                           Certificate Amount
                                                                                                           ------------------
      (i)  Principal Distribution
             Class A Amount                                                        $17,926,586.91            $27.284715
             Class B Amount                                                           $844,708.31            $27.284715

     (ii)  Interest Distribution
             Class A Amount                                                         $1,765,589.48             $2.687271
             Class B Amount                                                            $83,195.32             $2.687271

    (iii)  Monthly Servicing Fee                                                      $305,584.26             $0.444177
             Monthly Supplemental Servicing Fee                                             $0.00             $0.000000
             Class A Percentage of the Servicing Fee                                  $291,832.97             $0.444177
             Class A Percentage of the Supplemental Servicing Fee                           $0.00             $0.000000
             Class B Percentage of the Servicing Fee                                   $13,751.29             $0.444177
             Class B Percentage of the Supplemental Servicing Fee                           $0.00

    (iv)   Class A Principal Balance (end of Collection Period)                   $332,272,980.13
           Class A Pool Factor (end of Collection Period)                               50.572780%
           Class B Principal Balance (end of Collection Period)                    $15,656,842.49
           Class B Pool Factor (end of Collection Period)                               50.572780%

      (v)  Pool Balance (end of Collection Period)                                $347,929,822.62

     (vi)  Class A Interest Carryover Shortfall                                             $0.00
           Class A Principal Carryover Shortfall                                            $0.00
           Class B Interest Carryover Shortfall                                             $0.00
           Class B Principal Carryover Shortfall                                            $0.00

    (vii)  Amount Otherwise Distributable to the Seller that is Distributed
           to Either the Class A or Class B Certificateholders                              $0.00             $0.000000


   (viii)  Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                         $6,879,784.34
             Class B Amount                                                                 $0.00

     (ix)  Aggregate Purchase Amount of Receivables repurchased by
             the Seller or the Servicer                                                     $0.00

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